UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2010

K-V Pharmaceutical Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on February 25, 2010 by K-V Pharmaceutical Company (the “Company”) with the Securities and Exchange Commission, the Board of Directors of the Company approved entering into a plea agreement (the “Plea Agreement”) subject to court approval with the Office of the United States Attorney for the Eastern District of Missouri and the Office of Consumer Litigation of the United States Department of Justice.

The Plea Agreement was executed by the parties and was entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 2, 2010. Pursuant to the terms of the Plea Agreement, the Company’s wholly-owned subsidiary, ETHEX Corporation, pleaded guilty to two felony counts, each stemming from the failure to make and submit a field alert report to the U.S. Food and Drug Administration in September 2008 regarding the discovery of certain undistributed tablets that failed to meet product specifications. Sentencing pursuant to the Plea Agreement also took place on March 2, 2010.

The description of the Plea Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Plea Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Plea Agreement, Guidelines Recommendations and Stipulations, entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 2, 2010 *

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By: /s/ David A. Van Vliet

        David A. Van Vliet

        Interim President and Interim Chief Executive Officer

Date: March 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Plea Agreement, Guidelines Recommendations and Stipulations, entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 2, 2010 *

* Filed herewith